Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-232336 and 333-245051 on Form S-8, Registration Statement No. 333-214422 on Form S-4, and Registration Statement No. 333-239175 on Form S-3 of our reports dated February 23, 2022, relating to the financial statements of Caesars Entertainment, Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Las Vegas, Nevada
February 23, 2022